UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2020

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market
Warrants to purchase common stock	CTXRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2020, we entered into a securities purchase agreement with certain institutional investors and accredited investors for the sale by us of an aggregate of 7,058,824 shares of our common stock at a purchase price of $1.0625 per share. Concurrently with the sale of the shares, pursuant to the securities purchase agreement, we also sold to the investors unregistered warrants to purchase up to an aggregate of 3,529,412 shares of our common stock. The aggregate gross proceeds for the sale of the shares and warrants were approximately $7.5 million. Subject to certain ownership limitations, the warrants are exercisable immediately upon issuance at an exercise price equal to $1.00 per share of common stock, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for five and one-half years from the issuance date. We closed the sales of these securities on May 18, 2020.

The net proceeds to us from the transactions, after deducting placement agent fees and expenses and the estimated offering expenses, were approximately $6.8 million, excluding the proceeds, if any, from the exercise of the warrants. We intend to use the net proceeds from the offering for general corporate purposes, including our Phase 3 clinical trial for Mino-Lok, our Phase 2b clinical trial of Halo-Lido cream, development of Mino-Wrap and working capital and capital expenditures.

The shares of common stock (but not the warrants or shares issuable upon exercise of the warrants) were offered and sold by us pursuant to an effective “shelf” registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on November 9, 2017 and subsequently declared effective on December 15, 2017 (File No. 333-221492). We have filed a prospectus supplement and the accompanying prospectus in connection with the sale of the shares of common stock.

The warrants and the shares issuable upon exercise of the warrants were sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the securities purchase agreement were made solely for the benefit of the parties to the securities purchase agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the securities purchase agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Accordingly, the form of securities purchase agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the securities purchase agreement, which subsequent information may or may not be fully reflected in public disclosures.

We previously entered into an engagement letter with H.C. Wainwright & Co., LLC, dated February 14, 2020, pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the shares of common stock and warrants. We paid Wainwright an aggregate fee of $525,000, which is equal to 7% of the gross proceeds received by us from the sale of the securities in the transactions. Pursuant to the engagement letter, we also granted to Wainwright and its designees warrants to purchase up to an aggregate of 494,118 shares of common stock, which represents 7% of the aggregate number of shares sold in the transactions. The placement agent warrants have substantially the same terms as the investor warrants, except that the exercise price of the placement agent warrants is $1.3281 per share and they are exercisable for five years from the date of the securities purchase agreement. The placement agent warrants and the shares issuable upon exercise of the placement agent warrants are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. We also paid Wainwright for non-accountable expenses of $85,000 and clearing expenses of $12,900. The engagement letter has indemnity and other customary provisions for transactions of this nature.

The forms of the securities purchase agreement, the investor warrant and the placement agent warrant, as well as the engagement letter are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the securities purchase agreement, the investor warrant, the placement agent warrant and the engagement letter are not complete and are qualified in their entirety by reference to Exhibits 10.1, 4.1, 4.2 and 10.2, respectively.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 of this Report related to the investor warrants and the placement agent warrants and the shares of common stock underlying such warrants is incorporated herein by reference.

Item 8.01.	Other Events.

On May 14, 2020, we issued a press release announcing the pricing of the transactions described in Item 1.01 of this Report. On May 18, 2020, we issued a press release announcing the closing of the transactions described in Item 1.01 of this Report. A copy of each press release is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	4.1	Form of investor warrant issued May 18, 2020.

	4.2	Form of placement agent warrant issued May 18, 2020.

	5.1	Opinion of Wyrick Robbins Yates & Ponton, LLP.

	10.1	Form of Securities Purchase Agreement, dated May 14, 2020, by and between Citius Pharmaceuticals, Inc. and the purchasers signatory thereto.

	10.2	Engagement letter, dated February 14, 2020, between Citius Pharmaceuticals, Inc. and H. C. Wainwright & Co., LLC.*

	23.1	Consent of Wyrick Robbins Yates & Ponton, LLP (included in Exhibit5.1).

	99.1	Press release of May 14, 2020.

	99.2	Press release of May 18, 2020.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Citius Pharmaceuticals, Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Citius Pharmaceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[*]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: May 18, 2020	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer